SUB-ITEM 77Q1(E)

                                AMENDMENT NO. 12
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of February 28, 2007, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to change the name of AIM Enhanced Short Bond Fund to AIM LIBOR Alpha Fund and change the name of AIM International Bond Fund to AIM International Total Return Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                            EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                            ------------------------------------
AIM China Fund                                     March 31, 2006
AIM Developing Markets Fund                       September 1, 2001
AIM Global Health Care Fund                       September 1, 2001
AIM International Total Return Fund                March 31, 2006
AIM Japan Fund                                     March 31, 2006
AIM LIBOR Alpha Fund                               March 31, 2006
AIM Trimark Endeavor Fund                         November 3, 2003
AIM Trimark Fund                                  November 3, 2003
AIM Trimark Small Companies Fund                  November 3, 2003"

                                   "APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                 AIM CHINA FUND
                                 AIM JAPAN FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................      0.935%
Next $250 million.................................................       0.91%
Next $500 million.................................................      0.885%
Next $1.5 billion.................................................       0.86%
Next $2.5 billion.................................................      0.835%
Next $2.5 billion.................................................       0.81%
Next $2.5 billion.................................................      0.785%
Over $10 billion..................................................       0.76%

                           AIM DEVELOPING MARKETS FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million................................................      0.975%
Next $500 million.................................................       0.95%
Next $500 million.................................................      0.925%
On amounts thereafter.............................................       0.90%

                       AIM INTERNATIONAL TOTAL RETURN FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................       0.65%
Next $250 million.................................................       0.59%
Next $500 million.................................................      0.565%
Next $1.5 billion.................................................       0.54%
Next $2.5 billion.................................................      0.515%
Next $5 billion...................................................       0.49%
Over $10 billion..................................................      0.465%

                           AIM GLOBAL HEALTH CARE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $350 million................................................      0.75%
Next $350 million.................................................      0.65%

Next $1.3 billion.................................................       0.55%
Next $2 billion...................................................       0.45%
Next $2 billion...................................................       0.40%
Next $2 billion...................................................      0.375%
Over $8 billion...................................................       0.35%

                              AIM LIBOR ALPHA FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion..................................................       0.45%
Next $4 billion...................................................      0.425%
Over $5 billion...................................................       0.40%

                            AIM TRIMARK ENDEAVOR FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion..................................................       0.80%
On amounts thereafter.............................................       0.75%

                                AIM TRIMARK FUND
                        AIM TRIMARK SMALL COMPANIES FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion..................................................      0.85%
On amounts thereafter.............................................      0.80%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INVESTMENT FUNDS


Attest: /s/ Stephen R. Rimes            By: /s/ Philip A. Taylor
        -----------------------------       ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)

                                        A I M ADVISORS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ Philip A. Taylor
        -----------------------------       ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)